EXHIBIT 4.95                 [EXECUTION COPY]
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                        FIRST AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 7, 2003 (this "Amendment"), is made by and among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the "Parent"), DTG OPERATIONS, INC., an Oklahoma corporation ("Operations"), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty," and, together with Operations, the
"Subsidiary Borrowers"; the Parent and the Subsidiary Borrowers being collectively referred to herein as the "Borrowers"), the Lenders (as defined below) parties hereto and the Administrative Agent (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrowers, the various financial institutions parties thereto (collectively, the "Lenders"), Credit Suisse First Boston ("Credit Suisse First Boston"), as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and JPMorgan Chase Bank ("Chase"), as the syndication agent (in such capacity, the "Syndication Agent", and, together with the Administrative Agent, the "Agents") for the Lenders, have heretofore entered into that certain Second Amended and Restated Credit Agreement, dated as of December 6, 2002 (the "Credit Agreement");

     WHEREAS,   the  Borrowers   have   requested   that  the  Lenders  and  the
Administrative Agent amend certain provisions of the Credit Agreement; and

     WHEREAS, the Lenders and the Administrative Agent are willing, on and subject to the terms and conditions set forth below (including the amendments set forth in Article II below), to amend certain provisions of the Credit Agreement as provided below (the Credit Agreement, as amended pursuant to the terms of this Amendment, being referred to as the "Amended Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the first recital.

     "Agents" is defined in the first recital.


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     "Amended Credit Agreement" is defined in the third recital.

     "Amendment" is defined in the preamble.

     "Borrowers" is defined in the preamble.

     "Credit Agreement" is defined in the first recital.

     "First Amendment Effective Date" is defined in the preamble to Article III.

     "Lenders" is defined in the first recital.

     "Parent" is defined in the preamble.

     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Amended Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                   ARTICLE II

                                   AMENDMENTS

     Effective as of the date hereof (but subject to the occurrence of the First Amendment Effective Date), certain provisions of the Credit Agreement are hereby amended in accordance with this Article II; except expressly as so amended by this Amendment, the Credit Agreement shall continue in full force and effect in accordance with its terms.

     SECTION 2.1.   Amendments to Section 1.1 of the Credit  Agreement.  Section
1.1 of the Credit Agreement is hereby amended by:

          (a) inserting in such Section the following definition in the appropriate alphabetical order:

               "`First Amendment' means the First Amendment to Second Amended and Restated Credit Agreement, dated as of March 7, 2003, among the Borrower, the Lenders parties thereto and the Administrative Agent."; and

          (b) amending clause (a)(ii) of the definition of "Permitted Business Acquisition" contained in such Section by inserting the following proviso immediately following the words "such definitive documentation was executed and delivered" and immediately preceding the words "; and" contained in the last line of such clause (a)(ii):

          "; provided, however, that, notwithstanding the foregoing, if Adjusted EBITDA for the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter then last ended for which financial statements and the Compliance Certificate relating thereto have been (or should have been) delivered to the Administrative Agent pursuant to clause (c) of
          Section 8.1.1 is less than $85,000,000, the amount set forth in the table above opposite the Fiscal Year in which such Subject Amount would be expended shall, during the Fiscal Quarter in which such


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          Subject Amount would be expended, be deemed to be equal to the greater of (x) the sum of (1) one-half (50%) of such amount (without giving effect to any prior reductions thereto as a result of the operation of this proviso during such Fiscal Year) and (2) $5,000,000 and (y) the aggregate amount of all such expenditures of the Parent and its Subsidiaries in respect of Permitted Business Acquisitions (other than Permitted Stock Acquisitions) previously made during such Fiscal Year in compliance with this Agreement; provided further, however, that (x) for so long as the Compliance Certificate referred to in the
          immediately   preceding   proviso  has  not  been   delivered  to  the
          Administrative Agent (and whether or not a Compliance Certificate is delivered in connection with such Business Acquisition pursuant to clause (b) below), Adjusted EBITDA for purposes of this (and only this) clause (a)(ii) shall be deemed to be less than $85,000,000 for the period referred to in such proviso (and clause (y) of this proviso shall not be given any effect) and (y) if a Compliance Certificate is required to be delivered pursuant to clause (b) below in connection with such Business Acquisition, then Adjusted EBITDA as used in the immediately preceding proviso shall instead be Adjusted EBITDA as calculated on a pro forma basis pursuant to clause (b) below;".

     SECTION 2.2.   Amendment to Section 3.3.2 of the Credit Agreement.  Section
3.3.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "SECTION 3.3.2. First Amendment Fees. (a) The Borrowers, jointly and severally, agree to pay on the first Business Day following the First Amendment (Early) Delivery Date (as defined below) to the Administrative Agent for the account of each Lender that executes its signature page to the First Amendment and delivers (including delivery by way of telecopier) such executed signature page to Kenneth Suh at Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019 (19th Floor), telecopy number 212-262-1910 at or prior to 4:00 p.m. (New York City time) on March 7, 2003 (such date (including as it may be extended by written notice of the Parent to the Administrative Agent to a date prior to the First Amendment (Final) Delivery Date (as defined below)), the `First Amendment (Early) Delivery Date') a non-refundable amendment fee equal to 25 basis points on such Lender's Percentage of the Commitment Amount as in effect on the First Amendment (Early) Delivery Date.

          (b)  The Borrowers,  jointly and severally,  agree to pay on the first
     Business Day following the First Amendment (Final) Delivery Date (as defined below) to the Administrative Agent for the account of each Lender that executes its signature page to the First Amendment and delivers (including delivery by way of telecopier) such executed signature page to Kenneth Suh at Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019 (19th Floor), telecopy number 212-262-1910 subsequent to 4:00 p.m. (New York City time) on the First Amendment (Early) Delivery Date but at or prior to 4:00 p.m. (New York City time) on March 14, 2003 (such date (including as it may be extended by written notice of the Parent to the Administrative Agent), the `First Amendment (Final) Delivery Date') a non-refundable amendment fee equal to 20 basis points on such Lender's Percentage of the Commitment Amount as in effect on the First Amendment (Final) Delivery Date.".


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

     SECTION 2.3.   Amendment to Section 8.2.4  of the Credit Agreement.  Clause
(b) of Section 8.2.4 of the Credit Agreement is hereby amended by replacing the last row set forth in the table contained in such clause to read in its entirety as follows:

          "The fourth Fiscal Quarter of the 2002               $90,000,000
               Fiscal Year

          The first Fiscal Quarter of the 2003                $60,000,000".
               Fiscal Year and each Fiscal
               Quarter thereafter

     SECTION 2.4.   Amendment to Section 8.2.7 of the Credit  Agreement. Section
8.2.7 of the Credit Agreement is hereby amended by deleting the two provisos contained in such Section and replacing such provisos in their entirety with the following provisos "provided, however, that if Adjusted EBITDA for the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter then last ended for which financial statements and the Compliance Certificate relating thereto have been (or should have been) delivered to the Administrative Agent pursuant to clause (c) of Section 8.1.1 is less than $85,000,000, such amount of $50,000,000 for such Fiscal Year shall, during the Fiscal Quarter immediately following such period, be deemed to be equal to the greater of (x) $30,000,000 and (y) the aggregate amount of all such other Capital Expenditures made during such Fiscal Year prior to such Fiscal Quarter in compliance with this Section 8.2.7, provided further, however, that for so long as the Compliance Certificate referred to in the immediately preceding proviso has not been delivered to the Administrative Agent, Adjusted EBITDA for purposes of this (and only this) Section shall be deemed to be less than $85,000,000 for the period referred to in such proviso".

                                   ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

     This Amendment, and the amendments and modifications contained herein, shall be and become effective on the date (the "First Amendment Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

     SECTION 3.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of (i) each of the Borrowers and (ii) the Required Lenders.

     SECTION 3.2. Amendment Effective Date Certificate. The Administrative Agent shall have received a certificate from the chief financial Authorized Officer of the Parent confirming the representations and warranties set forth in
Article IV in form and substance satisfactory to the Administrative Agent.

     SECTION 3.3. Execution of Affirmation and Acknowledgment. The Administrative Agent shall have received an affirmation and acknowledgment in form and substance satisfactory to it, duly executed and delivered by each Guarantor and any other Obligor that has granted a Lien pursuant to any Loan Document, other than the Borrowers.


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

     SECTION 3.4. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.3 hereof (to the extent then invoiced) and pursuant to the Amended Credit Agreement (including all previously invoiced fees and expenses).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrowers hereby represents and warrants to each Agent and each Lender, as of the date hereof, as set forth in this Article IV.

     SECTION 4.1. Representations and Warranties. (a) The representations and warranties set forth in Article VII of the Credit Agreement (excluding, however, those contained in Section 7.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

          (b) except as disclosed by any Borrower to the Administrative Agent, the Issuer and the Lenders pursuant to Section 7.7 of the Credit Agreement

               (i) there is no pending or, to the best knowledge of any Borrower, threatened litigation, action, proceeding or labor controversy affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, or revenues, which may materially adversely affect the businesses, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.7 ("Litigation") of the Disclosure Schedule to the Credit Agreement; and

               (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 of the Credit Agreement which may materially adversely affect the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement, the Notes, or any other Loan Document;

          (c) no Default (other than any Default that would not exist upon effectiveness of this Amendment) has occurred and is continuing, and neither any Borrower nor any of their respective Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree; and

          (d) this Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by
     (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.


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

     SECTION 4.2. Full Disclosure. Except as corrected by written information delivered to the Agents and the Lenders reasonably prior to the date on which this representation is made, all information (other than financial and business projections and forecasts) heretofore or contemporaneously furnished by any Borrower in writing to any Agent, the Issuer or any Lender for purposes of or in connection with this Amendment is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which such information was furnished. All financial and business projections and forecasts delivered to any Agent, the Issuer or any Lender by or on behalf of any Borrower have been prepared in good faith based upon assumptions which the Borrowers believe to be reasonable.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1.   Full  Force   and  Effect;  Limited  Amendment.   Except  as
expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of any of the Borrowers or any other Obligor which would require the consent of the Lenders under the Credit Agreement or any of the other Loan Documents.

     SECTION 5.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Amended Credit Agreement). Any breach of any representation or warranty or covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 5.3. Fees and Expenses. The Borrowers, jointly and severally, agree to pay on demand all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, as counsel for the Administrative Agent.

     SECTION 5.4.   Headings.  The  various  headings   of  this  Amendment  are
inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.


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

     SECTION 5.5. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 5.6.   Cross-References.   References  in  this  Amendment  to  any
Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

     SECTION 5.7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 5.8. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.





                                        By:_____________________________________
                                            Name:   Pamela S. Peck
                                            Title:  Treasurer



                                        DTG OPERATIONS, INC.





                                        By:_____________________________________
                                            Name:   Pamela S. Peck
                                            Title:  Treasurer



                                        THRIFTY RENT-A-CAR SYSTEM, INC.





                                        By:_____________________________________
                                            Name:   Pamela S. Peck
                                            Title:  Treasurer



                                        CREDIT SUISSE FIRST BOSTON, as the
                                          Administrative Agent





                                        By:_____________________________________
                                            Name:
                                            Title:





                                        By:_____________________________________
                                            Name:
                                            Title:






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








                                        LENDERS:
                                        CREDIT SUISSE FIRST BOSTON





                                        By:_____________________________________
                                            Name:
                                            Title:





                                        By:_____________________________________
                                            Name:
                                            Title:



                                        JPMORGAN CHASE BANK





                                        By:_____________________________________
                                            Name:
                                            Title:



                                        BANK OF OKLAHOMA, NATIONAL ASSOCIATION





                                        By:_____________________________________
                                            Name:
                                            Title:



                                        DEUTSCHE BANK AG, NEW YORK BRANCH





                                        By:_____________________________________
                                            Name:
                                            Title:





                                        By:_____________________________________
                                            Name:
                                            Title:



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

                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY





                                        By:_____________________________________
                                            Name:
                                            Title:



                                        DRESDNER BANK AG, NEW YORK AND GRAND
                                          CAYMAN BRANCHES





                                        By:_____________________________________
                                            Name:
                                            Title:





                                        By:_____________________________________
                                            Name:
                                            Title:



                                        LOCAL OKLAHOMA BANK, N.A.





                                        By:_____________________________________
                                            Name:
                                            Title:



                                        MIDFIRST BANK





                                        By:_____________________________________
                                            Name:
                                            Title:



                                        THE BANK OF NOVA SCOTIA





                                        By:_____________________________________
                                            Name:
                                            Title:



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

                                        ARVEST STATE BANK





                                        By:_____________________________________
                                            Name:
                                            Title:



                                        TEXTRON FINANCIAL CORPORATION





                                        By:_____________________________________
                                            Name:
                                            Title:




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